EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of FB Bancorp, Inc. (the “Company”) on Form S-8 to be filed on or about December 10, 2025 of our report dated March 27, 2025, on our audits of the financial statements as of December 31, 2024 and 2023 and for each of  the years then ended, which report was included in the Annual Report on Form 10-K filed March 27, 2025.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Metairie, Louisiana
December 10, 2025